Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

fourth quarter AND YEAR END 2021 Results

TALLAHASSEE, FL – January 26, 2022 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the quarter and year ended December 31, 2021. The Company reported net earnings of $1,752,000, or $0.56 per basic and $0.55 per diluted share, for the quarter ended December 31, 2021, compared to net earnings of $1,541,000 or $0.50 per basic and diluted share, for the quarter ended December 31, 2020.  For the year ended December 31, 2021, the Company reported net earnings of $8,347,000 or $2.67 per basic and $2.66 per diluted share, compared to net earnings of $4,458,000 or $1.42 per basic and diluted share, for the year ended December 31, 2020.

The Company also announced that its Board of Directors declared an annual cash dividend of $0.18 per share of the Company's common stock.  The dividend is payable on March 1, 2022 to shareholders of record on February 10, 2022.

“When net earnings nearly double in a year, you know things are being done right,” said Sammie D. Dixon, Jr., Prime Meridian Vice Chairman, President, and CEO. The Company is encouraged by the return of strong loan demand in the fourth quarter and good deposit growth from new relationships. In addition to Prime Meridian’s earnings increasing, the Bank’s total assets at year-end were an impressive $841 million, nearly double the total three years ago. “Is that kind of growth sustainable?” Dixon asks. “We cannot say for sure. We adjusted when we needed to over the last year or two.  What we did not change, though, is the strategy and culture that got us here.”

The Bank’s remaining Paycheck Protection Program (PPP) clients are working through the forgiveness process.  Recognizing PPP income was an important income-driver last year, Dixon’s team continues efforts to convert those borrowers into Bank clients and to maintain commercial loan momentum which started in the last quarter of 2021. “On the horizon for the first quarter we see a return to normal loan activity if businesses get more certainty in their workforce and supply chains settle out,” says Dixon. “We are ready for a post-PPP business environment.” He anticipates home mortgages will experience some headwinds as the year begins and interest rate increases become more likely. "Just about everyone who wanted to refinance has done so -- at least once,” said Dixon. “Though dollar volume of new home loans held strong most of 2021, some signs of weakening were evident late in the year. We think activity will return to more normal levels in the first half of 2022.”

The Bank’s credit quality is another reason for Dixon’s favorable outlook. “Our net charge offs for the year were $14,000.  For a Bank our size that’s very low.” The Bank finished the quarter with no nonperforming assets (NPAs). Dixon also emphasized maintaining good cost-controls.  “Higher operational and employment costs are something businesses are experiencing across the board,” he maintains.  “We have to balance the cost of employment with maintaining a reputation for great client service.  We are a relationship bank.  You can’t build those relationships without good people.” In 2022, Prime Meridian is approaching another milestone as it closes in on $1 billion in total assets.  “It’s exciting to look back at our trajectory over the last 13 years and see how far we’ve come,” says Dixon. “I think I’m even more excited to see how far we can go.”

Fourth Quarter 2021 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)
	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Net earnings	$1,752	$2,099	$2,262	$2,234	$1,541
Book value per share	$21.42	$20.99	$20.40	$19.56	$19.32
Earnings per share - Basic	$0.56	$0.67	$0.72	$0.72	$0.50
Earnings per share - Diluted	$0.55	$0.67	$0.72	$0.71	$0.50
Weighted-average basic shares outstanding	3,128,831	3,127,524	3,126,197	3,123,565	3,119,058
Weighted-average diluted shares outstanding	3,162,746	3,145,017	3,139,179	3,125,249	3,119,058
Return on average assets(1)	0.85%	1.09%	1.24%	1.32%	0.97%
Return on average equity(1)	10.11	12.99	14.40	14.72	10.44
Average yield on earning assets(1)	3.11	3.34	3.40	3.77	3.84
Net interest margin(1)	2.85	3.06	3.11	3.44	3.43
Efficiency ratio(2)	63.83	55.90	53.99	52.85	60.03
Nonperforming assets/total assets(3)	-	-	-	0.11	0.19

(1) Ratio has been annualized

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include other real estate owned and loans greater than 90 days past due and exclude troubled debt restructuring loans (TDRs).

•

Net earnings for the full year nearly doubled in 2021 to $8.3 million, boosted primarily by Paycheck Protection Program (PPP) activity, a credit for loan losses, and commercial and residential real estate loan originations.

•

Adjusted pre-tax, pre-provision net earnings for the fourth quarter were $2.3 million and adjusted pre-tax, pre-provision annualized returns on average assets and average common equity were 1.10% and 13.05%, respectively. (These are considered non-GAAP financial measures. Please refer to "Non-GAAP Measures and Ratio Reconciliation" in the Tables on pages 11-12 for more detail.)

•	Book value per share of $21.42 increased 10.9% year-over-year.
•	Deposits increased by $182.4 million, or 31.4%, since December 31, 2020.
•

At December 31, 2021, only $15.2 million in PPP loans remained on the balance sheet with $747,000 in fee income, net of costs, left to be recognized.  Since March 31, 2020, the Company has recognized over $5.0 million in PPP fee and interest income, net of costs.

•	Asset quality remained strong with no nonperforming assets, no loans that were 90 days or greater past due, and no other real estate owned.

COVID-19 Update

The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, and created volatility and disruption in financial markets. The extent to which the COVID-19 pandemic impacts our business, results of operations, and financial condition, as well as our regulatory capital and liquidity ratios, in 2022 will depend on future developments, the duration of the pandemic, the effectiveness and adoption of available vaccines, and the actions taken by governmental authorities to slow the spread of the disease and mitigate its economic impact.  We continue to monitor and adhere to national guidelines and local safety ordinances to ensure the safety of our clients and employees.  At this time, it is not known how the more contagious Omicron variant (or future variants) and the potential rise in cases nationally may impact the economy, safety protocols or consumer behavior.  Management believes credit quality deterioration directly related to the pandemic could materialize in the future. Since March of 2020, the Company has reported a peak of 70 requests for payment deferrals or modifications on loans totaling $42.4 million. Approximately 91% of the requests have been for loans secured with real estate.  At December 31, 2021, all of the loans seeking payment deferrals and modifications have reverted back to their premodification terms.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 4Q'21 vs.
	4Q'21	3Q'21	4Q'20	3Q'21	4Q'20
Net interest income	$5,653	$5,653	$5,222	0.0%	8.3%
Provision (credit) for loan losses	81	-	365	N/A	(77.8)
Noninterest income	601	613	532	(2.0)	13.0
Noninterest expense	3,992	3,503	3,454	14.0	15.6
Income taxes	429	664	394	(35.4)	8.9
Net earnings	$1,752	$2,099	$1,541	(16.5)%	13.7%

On a linked quarter basis, the $347,000 decrease in net earnings is mostly attributed to higher incentive pay expense accrued during the fourth quarter, reflected in the $489,000 increase in noninterest expense.  Also in the fourth quarter of 2021, the state of Florida adopted a nearly one percentage point reduction in its corporate income tax rate to 3.535% for all of 2021, resulting in a lower effective income tax rate for the Company and partially offsetting the increase in noninterest expense.  Compared to the same period a year ago, the $211,000 increase in net earnings reflects an increase in net interest income (due to higher interest income on loans and a decline in total interest expense), a lower provision for loan losses, and higher noninterest income, partially offset by higher noninterest expense and income tax expense.

	For the Year Ended
	December 31, 2021	December 31, 2020	$ Change	% Change
Net interest income	$22,324	$18,680	$3,644	19.5%
Provision (credit) for loan losses	(104)	2,850	(2,954)	(103.6)
Noninterest income	2,506	1,882	624	33.2
Noninterest expense	14,070	11,959	2,111	17.7
Income taxes	2,517	1,295	1,222	94.4
Net earnings	$8,347	$4,458	$3,889	87.2%

Compared to 2020, the $3.9 million, or 87.2%, increase in earnings in 2021 is primarily attributed to growth in both net interest income and noninterest income, and a credit for loan losses, partially offset by increases in noninterest expense and income tax expense.  The $2.95 million decrease in provision expense resulted as the Company had significantly lower reserves in 2021 for net credit losses and impaired loans and the Company eliminated the $559,000 unallocated reserve taken in 2020 for potential credit deterioration related to the COVID-19 pandemic.  Annual net loan growth (excluding PPP loans) for the year 2021 was approximately $65.1 million, or 15.9%.

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 4Q'21 vs.
	4Q'21	3Q'21	4Q'20	3Q'21		4Q'20
Interest income:
Loans	$5,794	$5,819	$5,541	(0.4%	)	4.6%
Securities	292	283	270	3.2		8.1
Other	76	78	39	(2.6)		94.9
Total interest income	6,162	6,180	5,850	(0.3%	)	5.3%
Interest expense:
Deposits	483	502	628	(3.8%	)	-23.1%
Other borrowings	26	25	-	4.0		-
Total interest expense	509	527	628	(3.4)		(18.9)
Net interest income	$5,653	$5,653	$5,222	-		8.3%

On a linked quarter basis, net interest income was flat as a slight decrease in total interest income was offset by lower interest expense. Interest and fee income for PPP loans was down $281,000 in the fourth quarter to $584,000, but was largely offset by strong non-PPP loan growth, primarily in the real estate sector.  Compared to the fourth quarter of 2020, the $312,000, or 5.3%, increase in total interest income is mostly attributed to non-PPP loan growth. While average loan balances stayed relatively flat comparing the fourth quarters of 2020 to 2021, there was a change in the loan mix from low-yielding PPP loans to higher yielding real estate loans.   Interest income from securities and other interest-earning assets remained fairly level with the third quarter, but was up $59,000 from the fourth quarter of 2020 due to higher volume.

Despite higher balances of interest-bearing liabilities, total interest expense declined $18,000 from the third quarter of 2021 and $119,000 from the fourth quarter of 2020. The average rate paid on interest-bearing liabilities has declined 23 basis points from 0.61% in the fourth quarter of 2020 to 0.38% in the fourth quarter of 2021.

The Company's net interest margin fell to 2.85% in the fourth quarter of 2021 due to a combination of factors.  On a linked quarter basis, the yield on average earning assets declined 23 basis points to 3.11% as yields fell across all interest-earning asset categories (with the exception of loans held for sale) and the Company accumulated significant cash balances from strong deposit growth during the quarter.  Compared to the fourth quarter of 2020, the 58-basis-point decline in net interest margin is mostly explained by the material increase in cash on the balance sheet.

Net Interest Income (Unaudited), Continued

(dollars in thousands)

	For the Year Ended
	December 31, 2021	December 31, 2020	$ Change	% Change
Interest income:
Loans	$23,050	$19,915	$3,135	15.7%
Securities	1,086	1,394	(308)	(22.1)
Other	268	375	(107)	(28.5)
Total interest income	24,404	21,684	2,720	12.5%
Interest expense:
Deposits	2,022	2,973	(951)	(32.0%)
Other borrowings	58	31	27	87.1
Total interest expense	2,080	3,004	(924)	(30.8)
Net interest income	$22,324	$18,680	$3,644	19.5%

Year over year, the $2.7 million, or 12.5%, increase in total interest income is predominantly due to interest and fees earned on PPP loans which nearly doubled in 2021 to $3.36 million, net of costs, compared to $1.73 million in 2020.  The 30.8% decline in interest expense year over year is attributed to lower rates with the average rate paid on interest-bearing liabilities declining 33 basis points from 2020 to 2021.

Despite higher average loan yields and a lower cost of funds, the Company's net interest margin fell 17 basis points to 3.10% for the year ended December 31, 2021 due to the $94.6 million, or 139.5%, increase in the average balance of other interest-earning assets.

Provision for Loan Losses

In 2021, the Company had less reserves for net credit losses and impaired loans and gradually released its unallocated reserve of $559,000, that was taken in 2020 in anticipation of possible COVID-19 related credit deterioration.  This resulted in a $104,000 credit for loan losses in 2021, compared to provision expense of $2.85 million in 2020.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 4Q'21 vs.
	4Q'21	3Q'21	4Q'20	3Q'21	4Q'20
Service charges and fees on deposit accounts	$75	$61	$57	23.0%	31.6%
Debit card/ATM revenue, net	129	108	102	19.4	26.5
Mortgage banking revenue, net	216	325	265	(33.5)	(18.5)
Income from bank-owned life insurance	69	73	64	(5.5)	7.8
Other income	112	46	44	143.5	154.5
Total noninterest income	$601	$613	$532	(2.0)%	13.0%

On a linked quarter basis, the slight decline in noninterest income is mostly attributed to a $109,000 decline in mortgage banking revenue, mostly offset by higher income from service charges and fees, debit card/ATM revenue, and credit card merchant income.  The increase in credit card merchant income resulted from a one-time arrearage payment of $46,000 due to a vendor reporting error that was discovered during the fourth quarter.

Compared to the fourth quarter of 2020, the $69,000, or 13.0%, increase in noninterest income is primarily attributed to higher debit card/ATM revenue and the increase in credit card merchant income (explained above), partially offset by a decline in mortgage banking revenue.

	For the Year Ended
	December 31, 2021	December 31, 2020	$ Change	% Change
Service charges and fees on deposit accounts	$245	$213	$32	15.0%
Debit card/ATM revenue, net	470	352	118	33.5
Mortgage banking revenue, net	1,174	855	319	37.3
Income from bank-owned life insurance	271	184	87	47.3
Gain on sale of debt securities available for sale	108	-	108	N/A
Other income	238	278	(40)	(14.4)
Total noninterest income	$2,506	$1,882	$624	33.2%

More than half of the $624,000 increase in total noninterest income year over year is attributed to strong performance in mortgage banking revenue which increased 37.3% over 2020. The mortgage department reported a 11.8% increase in the number of units originated (699 in 2021 compared to 625 in 2020), with a total dollar volume of $202.6 million, up 19.2% over the 2020 dollar volume of $170.0 million. These results reflect increases to the average loan size and average profitability per loan in 2021 and were generated predominantly from conventional loans. The Company also maintains a strong purchase line of business and benefitted from refinancings in 2021.  Looking forward, the year 2022 has started off with the highest interest rates seen in the last 24 months.  Based on that and decreased activity in the fourth quarter of 2021, management anticipates less refinancing activity in 2022 and that purchase business will return to more normal levels.

Solid gains in debit card/ATM revenue, a $108,000 gain on sale of securities, and increased income from bank owned life insurance also contributed to the increase in noninterest income in 2021.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 4Q'21 vs.
	4Q'21	3Q'21	4Q'20	3Q'21	4Q'20
Salaries and employee benefits	$2,408	$2,028	$2,125	18.7%	13.3%
Occupancy and equipment	402	380	378	5.8	6.3
Professional fees	130	103	101	26.2	28.7
Marketing	171	197	143	(13.2)	19.6
FDIC assessment	119	78	44	52.6	170.5
Software maintenance, amortization and other	237	237	226	-	4.9
Other	525	480	437	9.4	20.1
Total noninterest expense	$3,992	$3,503	$3,454	14.0%	15.6%

On a linked quarter basis and compared to the fourth quarter of 2020, the increase in total noninterest expense is largely attributed to higher salaries and employee benefits.  The significant rise in our FDIC deposit insurance costs resulted from both our growing deposit base and an increased assessment percentage.

	For the Year Ended
	December 31, 2021	December 31, 2020	$ Change	% Change
Salaries and employee benefits	$8,093	$6,786	$1,307	19.3%
Occupancy and equipment	1,546	1,474	72	4.9
Professional fees	483	364	119	32.7
Marketing	707	541	166	30.7
FDIC assessment	316	231	85	36.8
Software maintenance, amortization and other	975	825	150	18.2
Other	1,950	1,738	212	12.2
Total noninterest expense	$14,070	$11,959	$2,111	17.7%

Keeping in line with the quarterly trends, the $2.1 million increase in total noninterest expense is predominantly a function of higher salaries and employee benefits due to higher headcount (the Company reported 94 full-time equivalents (FTEs) at the end of 2021 compared to 90 at the end of 2020), higher incentive pay accrued in 2021, and an increase in the dollar amount of mortgage commissions paid in 2021.  Increases in other expense categories were anticipated with a growing community bank.

Balance Sheet

At December 31, 2021, the Company reported $841.1 million in total assets, $762.9 million in deposits, and $490.2 million in net portfolio loans. This compares to $647.3 million in total assets, $580.6 million in deposits, and $476.7 million in net portfolio loans at December 31, 2020. Excluding PPP loans, the Company still achieved double digit net loan growth, of $65.1 million or approximately 15.9%, since 2020 due mostly to strong loan production in the commercial real estate and residential real estate sectors.  The composition of the Bank’s loan portfolio was as follows on the indicated dates:

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	December 31, 2021		December 31, 2020
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$156,306	31.5%	$133,473	27.6%
Residential real estate and home equity	183,536	36.9	158,120	32.7
Construction	71,164	14.3	44,466	9.2
Commercial	78,584	15.8	141,542	29.2
Consumer	7,283	1.5	6,312	1.3
Total loans	496,873	100.0%	483,913	100.0%

Net deferred loan fees	(701)		(1,160)
Allowance for loan losses	(5,974)		(6,092)
Loans, net	$490,198		$476,661

The $182.4 million increase in deposits since December 31, 2020 is attributed to both new client relationships and expansion of existing ones.

Total stockholders’ equity was $67.0 million, or 8.0% of total assets, at December 31, 2021 compared to $60.3 million at December 31, 2020, or 9.3% of total assets.  The $6.7 million increase in equity is due mostly to increased retained earnings, partially offset by the $1.5 million swing in accumulated other comprehensive loss.  Book value per share increased from $19.32 at December 31, 2020 to $21.42 at December 31, 2021, with 3,129,046 common shares outstanding.

As of December 31, 2021, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 8.53%, a 12.72% Common Equity Tier 1 Capital Ratio, a 12.72% Tier 1 Risk-Based Capital Ratio, and a 13.80% Total Risk-Based Capital Ratio.  Since December 31, 2019, the Holding Company has injected $9.725 million into the Bank to support growth.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank.  As of December 31, 2021, the Company had an outstanding loan balance under this line of $3.575 million and year-to-date interest expense of $58,000.

Asset Quality

At December 31, 2021, the Bank had no nonaccrual loans and no nonperforming assets compared to five nonaccrual loans in the aggregate amount of $1.3 million at December 31, 2020.  At December 31, 2021, the Company reported no loans greater than 90 days past due and accruing and no other real estate owned. Net charge-offs totaled $14,000 for the year ended December 31, 2021. Management believes that the allowance for loan losses which was $5.97 million, or 1.24% of gross loans (excluding PPP loans), at December 31, 2021 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of December 31, 2021, the Bank had 94 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision (PTPP) net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Interest income:
Loans	$5,794	$5,819	$5,632	$5,805	$5,541
Securities	292	283	262	249	270
Other	76	78	65	49	39
Total interest income	6,162	6,180	5,959	6,103	5,850
Interest expense:
Deposits	483	502	500	537	628
Other borrowings	26	25	7	-	-
Total interest expense	509	527	507	537	628
Net interest income	5,653	5,653	5,452	5,566	5,222
Provision (credit) for loan losses	81	-	(185)	-	365
Net interest income after provision for loan losses	5,572	5,653	5,637	5,566	4,857

Noninterest income:
Service charges and fees on deposit accounts	75	61	56	53	57
Debit card/ATM revenue, net	129	108	124	109	102
Mortgage banking revenue, net	216	325	332	301	265
Income from bank-owned life insurance	69	73	67	63	64
Gain on sale of debt securities available for sale	-	-	-	108	-
Other income	112	46	41	38	44
Total noninterest income	601	613	620	672	532

Noninterest expense:
Salaries and employee benefits	2,408	2,028	1,805	1,852	2,125
Occupancy and equipment	402	380	378	386	378
Professional fees	130	103	120	130	101
Marketing	171	197	199	140	143
FDIC assessment	119	78	49	70	44
Software maintenance, amortization and other	237	237	251	250	226
Other	525	480	476	469	437
Total noninterest expense	3,992	3,503	3,278	3,297	3,454

Earnings before income taxes	2,181	2,763	2,979	2,941	1,935
Income taxes	429	664	717	707	394
Net earnings	$1,752	$2,099	$2,262	$2,234	$1,541

Basic earnings per common share	$0.56	$0.67	$0.72	$0.72	$0.50

Diluted earnings per common share	$0.55	$0.67	$0.72	$0.71	$0.50

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Year Ended December 31,
	2021	2020
	Unaudited	Audited
Interest income:
Loans	$23,050	$19,915
Securities	1,086	1,394
Other	268	375
Total interest income	24,404	21,684
Interest expense:
Deposits	2,022	2,973
Other borrowings	58	31
Total interest expense	2,080	3,004
Net interest income	22,324	18,680
Provision (credit) for loan losses	(104)	2,850
Net interest income after provision for loan losses	22,428	15,830
Noninterest income:
Service charges and fees on deposit accounts	245	213
Debit card/ATM revenue, net	470	352
Mortgage banking revenue, net	1,174	855
Income from bank-owned life insurance	271	184
Gain on sale of securities available for sale	108	-
Other income	238	278
Total noninterest income	2,506	1,882
Noninterest expense:
Salaries and employee benefits	8,093	6,786
Occupancy and equipment	1,546	1,474
Professional fees	483	364
Marketing	707	541
FDIC assessment	316	231
Software maintenance, amortization and other	975	825
Other	1,950	1,738
Total noninterest expense	14,070	11,959
Earnings before income taxes	10,864	5,753
Income taxes	2,517	1,295
Net earnings	$8,347	$4,458

Earnings per common share:
Basic	$2.67	$1.42
Diluted	2.66	1.42
Cash dividends per common share(1)	0.14	0.12

(1) Annual cash dividends were paid during the first quarters of 2021 and 2020.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Assets
Cash & cash equivalents	$233,473	$212,652	$181,599	$141,787	$68,985
Debt securities available for sale	73,763	67,124	63,306	58,915	61,879
Loans, held for sale	11,768	10,976	13,736	12,532	13,593
Loans, net	490,198	476,513	470,488	480,772	476,661
Federal Home Loan Bank stock	366	366	366	366	493
Premises & equipment, net	7,962	8,018	8,159	8,200	8,248
Right of use lease asset	3,258	3,310	3,363	3,415	3,466
Accrued interest receivable	1,505	1,478	1,751	1,797	1,960
Bank-owned life insurance	16,153	12,085	12,012	10,748	10,685
Other assets	2,677	1,952	1,839	2,371	1,324
Total Assets	$841,123	$794,474	$756,619	$720,903	$647,294

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$209,351	$219,996	$199,662	$193,061	$162,013
Savings, NOW and money-market deposits	503,759	448,528	433,954	406,413	362,147
Time deposits	49,832	49,817	49,744	51,955	56,432
Total Deposits	762,942	718,341	683,360	651,429	580,592
Other borrowings	3,575	3,075	3,075	750	-
Official checks	1,141	1,168	965	1,257	1,109
Operating lease liability	3,397	3,443	3,489	3,535	3,580
Other liabilities	3,037	2,798	1,943	2,803	1,758
Total Liabilities	774,092	728,825	692,832	659,774	587,039
Total Stockholders' Equity	67,031	65,649	63,787	61,129	60,255
Total Liabilities and Stockholders' Equity	$841,123	$794,474	$756,619	$720,903	$647,294

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets
(in thousands)

	4Q'21			3Q'21			4Q'20
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$477,175	$5,686	4.77%	$477,322	$5,708	4.78%	$477,570	$5,445	4.56%
Loans held for sale	11,700	108	3.69	12,437	111	3.57	11,788	96	3.26
Debt securities available for sale	71,348	292	1.64	65,226	283	1.74	60,774	270	1.78
Other(2)	231,846	76	0.13	184,525	78	0.17	59,366	39	0.26
Total interest-earning assets	792,069	$6,162	3.11%	739,510	$6,180	3.34%	609,498	$5,850	3.84%
Noninterest-earning assets	33,958			32,357			25,629
Total assets	$826,027			$771,867			$635,127

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$481,074	$410	0.34%	$435,213	$426	0.39%	$349,699	$396	0.45%
Time deposits	49,881	73	0.59	49,844	76	0.61	61,199	232	1.52
Total interest-bearing deposits	530,955	483	0.36	485,057	502	0.41	410,898	628	0.61
Other borrowings	3,140	26	3.31	3,075	25	3.25	-	-	-
Total interest-bearing liabilities	534,095	$509	0.38%	488,132	$527	0.43%	410,898	$628	0.61%
Noninterest-bearing deposits	217,934			213,570			158,829
Noninterest-bearing liabilities	4,662			5,529			6,372
Stockholders' equity	69,336			64,636			59,028
Total liabilities and stockholders' equity	$826,027			$771,867			$635,127

Net earning assets	$257,974			$251,378			$198,600
Net interest income		$5,653			$5,653			$5,222
Interest rate spread (3)			2.73%			2.91%			3.23%
Net interest margin (4)			2.85%			3.06%			3.43%

	For the Year Ended December 31,
	2021			2020
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$480,606	$22,598	4.70%	$429,802	$19,553	4.55%
Loans held for sale	13,066	452	3.46	9,823	362	3.69
Debt securities available for sale	64,125	1,086	1.69	64,091	1,394	2.18
Other(2)	162,417	268	0.17	67,825	375	0.55
Total interest-earning assets	720,214	$24,404	3.39%	571,541	$21,684	3.79%
Noninterest-earning assets	31,362			23,822
Total assets	$751,576			$595,363

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$427,284	$1,653	0.39%	$318,869	$1,770	0.56%
Time deposits	51,371	369	0.72	65,825	1,203	1.83
Total interest-bearing deposits	478,655	2,022	0.42	384,694	2,973	0.77
Other borrowings	1,770	58	3.28	8,553	31	0.36
Total interest-bearing liabilities	480,425	$2,080	0.43%	393,247	$3,004	0.76%
Noninterest-bearing deposits	200,713			137,833
Noninterest-bearing liabilities	5,259			6,897
Stockholders' equity	65,179			57,386
Total liabilities and stockholders' equity	$751,576			$595,363

Net earning assets	$239,789			$178,294
Net interest income		$22,324			$18,680
Interest rate spread (3)			2.96%			3.02%
Net interest margin(4)			3.10%			3.27%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3)    Interest rate spread is the difference between the total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4)    Net interest margin is net interest income divided by total average interest-earning assets, annualized.

(5)   Annualized

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Per Share Data:
Earnings per common share - Basic	$0.56	$0.67	$0.72	$0.72	$0.50
Earnings per common share - Diluted	$0.55	$0.67	$0.72	$0.71	$0.50
Book value per common share	$21.42	$20.99	$20.40	$19.56	$19.32
Common shares outstanding	3,129,046	3,127,730	3,126,474	3,124,794	3,119,471
Weighted-average basic common shares outstanding	3,128,831	3,127,524	3,126,197	3,123,565	3,119,058
Weighted-average diluted common shares outstanding	3,162,746	3,145,017	3,139,179	3,125,249	3,119,058

Selected Performance Ratios and Other Data:
Return on average assets(1)	0.85%	1.09%	1.24%	1.32%	0.97%
Return on average equity(1)	10.11	12.99	14.40	14.72	10.44
Average yield on earning assets	3.11	3.34	3.40	3.77	3.84
Net interest margin(2)	2.85	3.06	3.11	3.44	3.43
Efficiency ratio(3)	63.83	55.90	53.99	52.85	60.03
Noninterest expense/average assets(1)	1.93	1.82	1.79	1.95	2.18

Asset Quality Data:
Nonaccrual loans	$-	$-	$-	$797	$1,251
Loans 90 days past due + other real estate owned	-	-	-	-	-
Total nonperforming assets	-	-	-	797	1,251
Nonperforming assets/total assets	-	-	-	0.11%	0.19%
Loans 30-89 days past due	$1,121	$526	$1,022	$1,795	$731
Total loans	496,873	483,634	478,138	488,795	483,913
Loans 30-89 days past due/total loans	0.23%	0.11%	0.21%	0.37%	0.15%
Net charge-offs/average loans (1)	0.00%	0.00%	0.01%	0.00%	0.09%

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	8.12%	8.45%	8.61%	9.00%	9.26%
Tier 1 Leverage Capital Ratio (Bank)	8.53	8.82	9.01	9.07	9.09
Common Equity Tier 1 Capital Ratio (Bank)	12.72	13.30	13.87	13.72	13.29
Tier 1 Risk-Based Capital Ratio (Bank)	12.72	13.30	13.87	13.72	13.29
Total Risk-Based Capital Ratio (Bank)	13.80	14.45	15.11	14.98	14.54

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Quarterly Pre-Tax Pre-Provision Calculation (Unaudited)
(dollars in thousands except per share amounts)

	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Net Income
Net earnings (GAAP)	$1,752	$2,099	$2,262	$2,234	$1,541
Plus: (credit) provision for loan losses	81	-	(185)	-	365
Plus: income taxes	429	664	717	707	394
PTPP net earnings (non-GAAP)	$2,262	$2,763	$2,794	$2,941	$2,300

Earnings per Share (EPS)
Weighted average common shares, diluted	3,162,746	3,145,017	3,139,179	3,125,249	3,119,058
EPS, diluted (GAAP)	$0.55	$0.67	$0.72	$0.71	$0.50
PTPP EPS, diluted (non-GAAP)	$0.72	$0.88	$0.89	$0.94	$0.74

Return on Average Assets (ROAA)
Average assets	$826,027	$771,867	$731,681	$674,843	$635,127
ROAA (GAAP)	0.85%	1.09%	1.24%	1.32%	0.97%
PTPP ROAA (non-GAAP)	1.10%	1.43%	1.53%	1.74%	1.45%

Return on Average Equity
Average equity	$69,336	$64,636	$62,837	$60,704	$59,028
ROAE (GAAP)	10.11%	12.99%	14.40%	14.72%	10.44%
PTPP ROAE (non-GAAP)	13.05%	17.10%	17.79%	19.38%	15.59%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$490,198	$476,513	$470,488	$480,772	$476,661
Less PPP loans	(15,172)	(27,554)	(54,563)	(78,625)	(66,774)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$475,026	$448,959	$415,925	$402,147	$409,887

Average loans, excluding loans held for sale	$477,175	$477,322	$483,587	$484,455	$477,570
Less average PPP loans	(18,684)	(43,033)	(69,318)	(70,880)	(77,367)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$458,491	$434,289	$414,269	$413,575	$400,203

Interest on loans, excluding loans held for sale	$5,686	$5,708	$5,505	$5,699	$5,445
Less interest income and earned fee income on PPP loans	(584)	(865)	(874)	(1,035)	(803)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$5,102	$4,843	$4,631	$4,664	$4,642

Average loan yield, excluding loans held for sale (GAAP)	4.77%	4.78%	4.55%	4.71%	4.56%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.45%	4.46%	4.47%	4.51%	4.64%

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2021	2020	2019	2018	2017
Net Income
Net earnings (GAAP)	$8,347	$4,458	$3,542	$4,042	$2,817
Plus: (credit) provision for loan losses	(104)	2,850	1,131	591	256
Plus: income taxes	2,517	1,295	1,092	1,220	1,735
PTPP net earnings (non-GAAP)	$10,760	$8,603	$5,765	$5,853	$4,808

Earnings per Share (EPS)
Weighted average common shares, diluted	3,142,482	3,134,124	3,159,635	3,131,546	2,711,699
EPS, diluted (GAAP)	$2.66	$1.42	$1.12	$1.29	$1.04
PTPP EPS, diluted (non-GAAP)	$3.42	$2.74	$1.82	$1.87	$1.77

Return on Average Assets (ROAA)
Average assets	751,576	$595,363	$456,797	$379,288	$331,682
ROAA (GAAP)	1.11%	0.75%	0.78%	1.07%	0.85%
PTPP ROAA (non-GAAP)	1.43%	1.45%	1.26%	1.54%	1.45%

Return on Average Equity
Average equity	$65,179	$57,386	$53,172	$47,932	$39,283
ROAE (GAAP)	12.81%	7.77%	6.66%	8.43%	7.17%
PTPP ROAE (non-GAAP)	16.51%	14.99%	10.84%	12.21%	12.24%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$490,198	$476,661	$337,710	$290,113	$250,259
Less PPP loans	(15,172)	(66,774)	-	-	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$475,026	$409,887	$337,710	$290,113	$250,259

Average loans, excluding loans held for sale	$480,606	$429,802	$309,350	$283,967	$240,875
Less average PPP loans	(50,315)	(55,529)	-	-	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$430,291	$374,273	$309,350	$283,967	$240,875

Interest on loans, excluding loans held for sale	$22,598	$19,553	$15,884	$14,215	$11,403
Less interest income and earned fee income on PPP loans	(3,358)	(1,725)	-	-	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$19,240	$17,828	$15,884	$14,215	$11,403

Average loan yield, excluding loans held for sale (GAAP)	4.70%	4.55%	5.13%	5.01%	4.73%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	4.47%	4.76%	5.13%	5.01%	4.73%

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com